EXHIBIT A

                  FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                            ARTICLES OF ASSOCIATION
                                   (proposed)

   For purposes of organizing an Association to carry on the business of banking under the laws of the United States, the undersigned do enter into the following Articles of Association:

   FIRST. The title of this Association shall be First Fidelity Bank, National Association.

   SECOND. The Main Office of the Association shall be in Elkton, County of Cecil, State of Maryland. The general business of the Association shall be conducted at its main office and its branches.

   THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his directorship, shall own a minimum of (a) $1,000 par value of stock of this Association or (b) preferred or common stock of First Fidelity Bancorporation having (i) aggregate par value equal to or greater than $1,000, (ii) aggregate shareholders' equity equal to or greater than $1,000 or (iii) aggregate fair market value equal to or greater than $1,000. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

   FOURTH. There shall be an annual meeting of the shareholders the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the By-laws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be presented by the Board of Directors.

   FIFTH. (A) General.  The amount of capital stock of this Association shall be
(i) 25,000,000 shares of common stock of the par value of twenty dollars ($20.00) each (the "Common Stock") and (ii) 160,540 shares of preferred stock of the par value of one dollar ($1.00) each (the "Non-Cumulative Preferred Stock"), having the rights, privileges and preferences set forth below, but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

   (B) Terms of the Non-Cumulative Preferred Stock.

   1. General. Each share of Non-Cumulative Preferred Stock shall be identical in all respects with the other shares of Non-Cumulative Preferred Stock. The authorized number of shares of Non-Cumulative Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Non-Cumulative Preferred Stock redeemed by the Association shall be canceled and shall revert to authorized but unissued shares of Non-Cumulative Preferred Stock.

   2. Dividends.

   (a) General. The holders of Non-Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends at the annual rate of $83.75 per share, and no more, payable quarterly on the first days of December, March, June and September, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for that purpose by the Board of Directors in advance of payment of each particular dividend. Notwithstanding the foregoing, the cash dividend to be paid on the first dividend payment date after the initial issuance of Non-Cumulative Preferred Stock and on any dividend payment date with respect to a partial dividend period shall be $83.75 per share multiplied by the fraction produced by dividing the number of days since such initial issuance or in such partial dividend period, as the case may be, by 360.

   (b) Non-cumulative Dividends. Dividends on the shares of Non-Cumulative Stock shall not be cumulative and no rights shall accrue to the holders of shares of Non-Cumulative Preferred Stock by reason of the fact that the Association may fail to declare or pay dividends on the shares of Non-Cumulative Preferred Stock in any amount in any quarterly dividend period, whether or not the earnings of the Association in any quarterly dividend period were sufficient to pay such dividends in whole or in part, and the Association shall have no obligation at any time to pay any such dividend.

   (c) Payment of Dividends. So long as any share of Non-Cumulative Preferred Stock remains outstanding, no dividend whatsoever shall be paid or declared and no distribution made on any junior stock other than a dividend payable in junior stock, and no shares of junior stock shall be purchased, redeemed or otherwise acquired for consideration by the Association, directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), unless all dividends on all shares of Non-Cumulative Preferred Stock and non-cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full and all dividends on all shares of cumulative Preferred Stock ranking on a parity as to dividends with the shares of Non-Cumulative Stock (notwithstanding that dividends on such stock are cumulative) for all past dividend periods shall have been paid in full. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Non-Cumulative Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise. No dividends shall be paid or declared upon any shares of any class or series of stock of the Association ranking on a parity (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock in the payment of dividends for any period unless at or prior to the time of such payment or declaration all dividends payable on the Non-Cumulative Preferred Stock for the most recent dividend period ended prior to the date of such payment or declaration shall have been paid in full. When dividends are not paid in full, as aforesaid, upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends (whether dividends on such stock are cumulative or non-cumulative) with the Non-Cumulative Preferred Stock, all dividends declared upon the Non-Cumulative Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Non-Cumulative Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Non-Cumulative Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Non-Cumulative Preferred Stock (but without any accumulation in respect of any unpaid dividends for prior dividend periods on the shares of Non-Cumulative Stock) and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Non-Cumulative Preferred Stock which may be in arrears.

   3. Voting. The holders of Non-Cumulative Preferred Stock shall not have any right to vote for the election of directors or for any other purpose.

   4. Redemption.

   (a) Optional Redemption. The Association, at the option of the Board of Directors, may redeem the whole or any part of the shares of Non-Cumulative Preferred Stock at the time outstanding, at any time or from time to time after the fifth anniversary of the date of original issuance of the Non-Cumulative Preferred Stock, upon notice given as hereinafter specified, at the redemption price per share equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-Cumulative Preferred Stock) to the redemption date.

   (b) Procedures. Notice of every redemption of shares of Non-Cumulative Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Association. Such mailing shall be at least 10 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Non-Cumulative Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Non-Cumulative Preferred Stock.

   In case of redemption of a part only of the shares of Non-Cumulative Preferred Stock at the time outstanding the redemption may be either pro rata or by lot or by such other means as the Board of Directors of the Association in its discretion shall determine. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Non-Cumulative Preferred Stock shall be redeemed from time to time.

   If notice of redemption shall have been duly given, and, if on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Association, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

   If such notice of redemption shall have been duly given or if the Association shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and, if on or before the redemption date specified therein, the funds necessary for such redemption shall have been deposited by the Association with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Association from time to time. In case fewer than all the shares of Non-Cumulative Preferred Stock represented by a stock certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

   Any funds so set aside or deposited, as the case may be, and unclaimed at the end of the relevant escheat period under applicable state law from such redemption date shall, to the extent permitted by law, be released or repaid to the Association, after which repayment the holders of the shares so called for redemption shall look only to the Association for payment thereof.

   5.  Liquidation.

   (a) Liquidation Preference. In the event of any voluntary liquidation, dissolution or winding up of the affairs of the Association, the holders of Non-Cumulative Preferred Stock shall be entitled, before any distribution or payment is made to the holders of any junior stock, to be paid in full an amount per share equal to an amount equal to $1,000 plus an amount equal to the amount of accrued and unpaid dividends per share from the immediately preceding dividend payment date (but without any accumulation for unpaid dividends for prior dividend periods on the shares of Non-Cumulative Preferred Stock) per share to such distribution or payment date (the "liquidation amount").

   In the event of any involuntary liquidation, dissolution or winding up of the affairs of the Association, then, before any distribution or payment shall be made to the holders of any junior stock, the holders of Non-Cumulative Preferred Stock shall be entitled to be paid in full an amount per share equal to the liquidation amount.

   If such payment shall have been made in full to all holders of shares of Non-Cumulative Preferred Stock, the remaining assets of the Association shall be distributed among the holders of junior stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

   (b) Insufficient Assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Association are insufficient to pay such liquidation amount on all outstanding shares of Non-Cumulative Preferred Stock, then the holders of Non-Cumulative Preferred Stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

   (c) Interpretation. For the purposes of this paragraph 5, the consolidation or merger of the Association with any other corporation or association shall not be deemed to constitute a liquidation, dissolution or winding up of the Association.

   6. Preemptive Rights. The Non-Cumulative Preferred Stock is not entitled to any preemptive, subscription, conversion or exchange rights in respect of any securities of the Association.

   7. Definitions. As used herein with respect to the Non-Cumulative Preferred Stock, the following terms shall have the following meanings:

      (a) The term "junior stock" shall mean the Common Stock and any other class or series of shares of the Association hereafter authorized over which the Non-Cumulative Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Association.

      (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from, if such share is cumulative, the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon and, if such share is non-cumulative, the relevant date designated to and including the date to which such dividends are accrued, less the aggregate amount of all dividends theretofore paid with respect to such period.

      (c) The term "Preferred Stock" shall mean all outstanding shares of all series of preferred stock of the Association as defined in this Article Fifth of the Articles of Association, as amended, of the Association.

   8. Restriction on Transfer. No shares of Non-Cumulative Preferred Stock, or any interest therein, may be sold, pledged, transferred or otherwise disposed of without the prior written consent of the Association. The foregoing restriction shall be stated on any certificate for any shares of Non-Cumulative Preferred Stock.

   9. Additional Rights. The shares of Non-Cumulative Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

   SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Chairmen and Vice Presidents and such other officers and employees as may be required to transact the business of this Association.

   The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

   SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place permitted by law, but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

   EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

   NINTH. The Board of Directors of this Association, or any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting, to each shareholder of record at his address as shown upon the books of this Association.

   TENTH. (A) Indemnification of Directors

   The Association shall, to the fullest extent permitted by applicable banking, corporate and other law and regulation, indemnify any person who is or was a director of the Association from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as a director of the Association and may, to the fullest extent permitted by applicable banking, corporate and other law and regulation, advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding on such terms as the Association's Board of Directors shall determine and as are required by applicable banking, corporate and other law or regulation or interpretation by the applicable banking regulators. The Association may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the Association upon payment of indemnification to such persons to the extent that indemnification is authorized by the preceding sentences, except that insurance coverage and corporate indemnification shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage or indemnification would be prohibited by applicable banking, corporate and other law or regulation.

   (B) Indemnification of Officers, Employees and Agents.

   The Association shall indemnify any person who is or was an officer, employee or agent of the Association or who is or was a director, general partner, trustee or principal of another entity serving as such at the request of the Association from and against any and all expenses, liabilities or other losses arising in connection with any action, suit, appeal or other proceeding, by reason of the fact that such person is or was serving as an officer, employee or agent of the Association or as a director of another entity at the request of the Association, to the extent authorized by the corporate policy of the Association, as adopted and modified from time to time by the shareholders of the Association, except to the extent that such indemnification would be prohibited by applicable banking, corporate and other law or regulation. The Association may advance monies to such persons for expenses incurred in defending any such action, suit, appeal or other proceeding in accordance with the corporate policy of the Association, as adopted and modified from time to time by the shareholders of the Association, under such terms and procedures as are required by applicable banking, corporate and other law or regulation or interpretation by the applicable banking regulators, except to the extent that such advancement would be prohibited by applicable banking, corporate and other law or regulation. The Association may purchase insurance for the purpose of indemnifying such persons and/or reimbursing the Association upon pay ment of indemnification to such person to the extent that indemnification is authorized by the preceding sentence, except that insurance coverage and corporate indemnification shall not be available in connection with a formal order by a court or judicial or governmental body assessing civil money penalties against such person or in the event that such coverage or indemnification would be prohibited by applicable banking, corporate and other law or regulation.

   ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

                                                                     APPENDIX B


                                                                October 17, 1994


The Board of Directors
Baltimore Bancorp
The Bank of Baltimore Building
120 East Baltimore Street
Baltimore, MD 21202

Dear Madame and Sirs:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, having a par value of $5.00 per share (the "Common Stock") of Baltimore Bancorp (the "Company") of the consideration to be received by the Company's shareholders pursuant to the Agreement and Plan of Merger dated as of March 21, 1994, as amended October 17, 1994, between First Fidelity Bancorporation ("First Fidelity") and the Company (the "Merger"). Pursuant to the Merger, each of the shares of Common Stock will receive $20.75 in cash (the "Merger Consideration").

   Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the transaction described above and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the transaction contemplated by the Merger. Alex. Brown & Sons Incorporated maintains a market in the Common Stock and regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry, including the Company.

   In connection with this opinion, we have reviewed certain publicly available financial information concerning the Company and First Fidelity and certain internal financial analyses and other information furnished to us by the Company. We have also held discussions with members of the Company's senior management regarding the business and prospects of the Company. In addition, we have (i) reviewed the reported price and trading activity for the shares of Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain comparable companies whose securities are publicly traded, (iii) reviewed the Merger and compared the financial terms of the Merger with those of certain recent business combinations in the commercial banking industry which we deemed comparable in whole or in part and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

   We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of the Company, we have assumed that such information reflects the best currently available estimates and judgments of the management of the Company as to the likely future financial performance of the Company. In addition, we have not made an independent evaluation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such evaluation or appraisal. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

   Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Common Stock.

                                            Very truly yours,


                                            ALEX. BROWN & SONS INCORPORATED

                                                                      APPENDIX C


           THE TRANSFER OF THE OPTION GRANTED BY THIS AGREEMENT IS
               SUBJECT TO RESALE RESTRICTIONS ARISING UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED.
                             STOCK OPTION AGREEMENT

   STOCK OPTION AGREEMENT, dated as of the 22nd day of March, 1994 (this "Agreement"), between First Fidelity Bancorporation, a New Jersey corporation ("Grantee"), and Baltimore Bancorp, a Maryland corporation ("Issuer").

                                  WITNESSETH:

   WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of the 21st day of March, 1994 (the "Plan"), which was executed by the parties hereto prior to the execution of this Agreement; and

   WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below);

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

   SECTION 1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 3,300,000 fully paid and nonassessable shares of Common Stock, par value $5.00 per share ("Common Stock"), of Issuer at a price per share equal to the average of the low and high reported sale prices per share on the New York Stock Exchange Composite Transactions Tape (the "Tape") on the first full trading day after the announcement of the Plan (the "Initial Price"); provided, however, that in the event Issuer issues or agrees to issue (other than pursuant to options or other agreements to issue Common Stock in effect as of the date hereof and employee and director stock options issued in the ordinary course of business) any shares of Common Stock at a price less than the Initial Price (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

   SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) 12 months after the first occurrence of a Purchase Event,
(iii) 12 months after the termination of the Plan following the occurrence of a Preliminary Purchase Event (as defined below), (iv) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Plan by Grantee pursuant to Section 6.1(b)(ii) thereof), (v) 12 months after the termination of the Plan by Grantee pursuant to Section 6.1(b)(ii) thereof as a result of any willful and material breach of the Plan or (vi) 4 months after the termination of the Plan by Grantee otherwise pursuant to Section 6.1(b)(ii) thereof other than as a result of a willful and intentional breach. The events described in clauses (i) -- (vi) in the preceding sentence are hereinafter collectively referred to as an "Exercise Termination Event."

   (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

      (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary") without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's material subsidiaries ("Material Subsidiaries"), (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Material Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Material Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

      (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired ownership or control of, or the right to vote, 10% or more of the outstanding shares of Common Stock;

      (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any subsidiary of Grantee shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

      (iv) After a bona fide proposal is made by a third party to Issuer or publicly to its shareholders to engage in an Acquisition Transaction, Issuer shall have materially breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan or the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan; or

      (v) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

   (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

      (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of ownership or control of, or the right to vote (other than on behalf of the Issuer), 25% or more of the then outstanding Common Stock; or

      (ii) The occurrence of a Preliminary Purchase Event described in Section 2(b)(i) except that the percentage referred to in clause (z) shall be 25%.

   (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event; provided, however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

   (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) the time (which shall be on a business day that is not less than three nor more than ten business days from the Notice Date) on which the closing of such purchase shall take place (the "Closing Date"); such closing to take place at the principal office of the Issuer; provided, that, if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (a) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (b) Grantee shall expeditiously process the Notice/Application and (c) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (x) in connection with any Notification, the date on which any required notification periods have expired or been terminated and
(y) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated.

   (f) At the closing referred to in Section 2(e), Grantee shall pay to Issuer the aggregate purchase price for the number of shares of Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

   (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

   (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

      The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between First Fidelity Bancorporation and Baltimore Bancorp ("Issuer") dated as of the 22nd day of March, 1994. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC") or Governmental Authority responsible for administering any applicable state securities laws or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

   (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, Grantee shall be deemed to be the holder of record of the number of shares of Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee.

   SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized and reserved shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all reasonable action as may from time to time be requested by the Grantee, at Grantee's expense (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended ("BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

   SECTION 4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

   SECTION 5. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

      (a) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

   SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursu ant hereto), promptly prepare, file and keep current a shelf registration statement under the Securities Act covering any shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option
Shares") in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 30 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of Grantee shall constitute at least 20% of the total number of shares of Grantee and Issuer covered in such registration statement; provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this
Section 6(a) shall be permitted or occur and the Grantee shall thereafter be entitled to one additional registration statement. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of Option Shares.

   (b) In the event that Grantee requests Issuer to file a registration statement following the failure to obtain any approval required to exercise the Option as described in Section 9, the closing of the sale or other disposition of the Common Stock or other securities pursuant to such registration statement shall occur substantially simultaneously with the exercise of the Option.

   SECTION 7. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee, Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner"), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of
(i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the average of the 20 highest last sale prices for shares of Common Stock within the 90-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, quoted on the Tape

(as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, and reasonably acceptable to the Issuer, which investment banking firm's determination shall be conclusive and binding on all parties.

   (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within 15 business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy (including policies relating to the maintenance of capital levels and a sound financial condition).

   (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section
7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy (including policies relating to the maintenance of capital levels and a sound financial condition), from repurchasing any Option and/or any Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy (including policies relating to the maintenance of capital levels and a sound financial condition), from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either
(A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

   (d) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

   SECTION 8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of

Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its or any Material Subsidiary's assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the "Substitute Option Issuer").

   (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

   (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

   (d) The following terms have the meanings indicated:

      (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
   (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer's Material Subsidiary).

      (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

      (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merging person, as Grantee may elect.

   (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to the issuance of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer. In addition, the provisions of Section 5(a) shall not apply to the issuance of any Substitute Option and for purposes of applying Section 5(a) thereafter to any Substitute Option the percentage referred to in Section 5(a) shall thereafter equal the percentage that the percentage of the shares of Substitute Common Stock subject to the Substitute Option bears to the number of shares of Substitute Common Stock outstanding.

   SECTION 9. Notwithstanding Sections 2, 6 and 7, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals (including any required waiting periods) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the best efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section
6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative means of exercising rights pursuant to Sections 2, 6 or 7 hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

   SECTION 10. Issuer hereby represents and warrants to Grantee as follows:

   (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

   (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

   SECTION 11. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Preliminary Purchase Event; provided, however, that until the date at which the Federal Reserve Board has approved an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

   (b) Any assignment of rights of Grantee to any permitted  assignee of Grantee
hereunder   shall  bear  the  restrictive   legend  at  the  beginning   thereof
substantially as follows:

      The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended, and applicable state securities laws and to certain provisions of an agreement between First Fidelity Bancorporation and Baltimore Bancorp, ("Issuer") dated as of the 22nd day of March, 1994. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor.

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC or Governmental Authority responsible for administering any applicable state securities laws, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act or applicable state securities laws; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

   SECTION 12. Each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application, if necessary, for quotation of the shares of Common Stock issuable hereunder on the Tape and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

   SECTION 13. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

   SECTION 14. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

   SECTION 15. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

   SECTION 16. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

   SECTION 17. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution and delivery.

   SECTION 18. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

   SECTION 19. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

   SECTION 20. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

   SECTION 21. Nothing contained in this Agreement shall be deemed to authorize or require Issuer or Grantee to breach any provision of the Plan or any provision of law applicable to the Grantee or Issuer or their subsidiaries.

   SECTION 22. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

   SECTION 23. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

   SECTION 24. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

   IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.


                                           FIRST FIDELITY BANCORPORATION

                                           By: /s/ James L. Mitchell
                                              --------------------------
                                              James L. Mitchell
                                              Executive Vice President,
                                              General Counsel and Secretary


                                           BALTIMORE BANCORP

                                           By: /s/ Edwin F. Hale, Sr.
                                              ---------------------------
                                              Edwin F. Hale, Sr.
                                              Chairman and Chief Executive
                                                Officer

REVOCABLE PROXY

                               BALTIMORE BANCORP
                        SPECIAL MEETING OF STOCKHOLDERS
                           MONDAY, NOVEMBER 21, 1994
                      This Proxy Is Solicited by the Board

   The undersigned stockholder of Baltimore Bancorp (the "Company") hereby authorizes Barry B. Bondroff, Bruce H. Hoffman and Dennis F. Rasmussen, and each of them, with full power of substitution, to vote and otherwise represent all the shares of Common Stock of the Company held of record by the undersigned at the Special Meeting of Stockholders of the Company (the "Special Meeting") to be held at The Bank of Baltimore, 4th Floor, 7 East Baltimore Street, Baltimore, Maryland 21203, on November 21, 1994 at 10:00 a.m., and any at adjournments or postponements thereof.

   This proxy, when properly completed, will be voted in the manner directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD AS TO OTHER MATTERS.

      1. The Agreement and Plan of Merger, dated as of March 21, 1994, as amended October 17, 1994, among First Fidelity Bancorporation, Annabel Lee Corporation and the Company and the transactions contemplated thereby.


                         [ ] FOR   [ ]  AGAINST   [ ] ABSTAIN

      2. Upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof, as determined by a majority of the Company's Board of Directors.


   The Board unanimously recommends that you vote "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby.


   The undersigned stockholder may revoke this Proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

                                       -------------------------------------
                                           Signature(s) of Stockholder or
                                              Authorized Representative

                                       -------------------------------------
                                                      Signature

                                       Date:
                                       -------------------------------------

                                   Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.

     Please sign and return all proxy cards in the accompanying envelope.

Stockholders and Board of Directors
Baltimore Bancorp

         We have audited the accompanying consolidated statements of financial condition of Baltimore Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for cash of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Baltimore Bancorp and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

         As detailed in Note A, Notes to Consolidated Financial Statements, the Company changed its method of accounting for investments at December 31, 1993 and its method of accounting for income taxes in 1992.



/s/ Coopers & Lybrand
- - - - ------------------------


Baltimore, Maryland
January 28, 1994